Exhibit 99.1

Lipella Pharmaceuticals Reports First Quarter 2023 Financial Results and Corporate Update

Successful top line results from Phase 2a clinical trial for lead candidate LP-10

Oral Health Scientific Advisory Board established to focus on development of LP-310 for oral lichen planus

Late-breaking presentation of Phase 2a study results at the American Urological Association Annual Meeting

Manufacturing collaboration agreement with Cook MyoSite in anticipation of Lipella’s forthcoming Investigational New Drug (IND) application

Pittsburgh, PA May 15, 2023 – Lipella Pharmaceuticals Inc. (Nasdaq: “LIPO”) (“Lipella,” “our, “us” or the “Company”), a clinical-stage biotechnology company addressing serious diseases with significant unmet need, today provides a corporate update and announces its first quarter 2023 financial results.

Dr. Jonathan Kaufman, CEO of Lipella, said, “Lipella has had a strong start to 2023 with the release of positive top line results from our Phase 2a clinical trial evaluating the safety and efficacy of LP-10 as a treatment for hemorrhagic cystitis. The results have been presented at prestigious meetings including the 2023 Biotech Showcase and as part of a late-breaking presentation at the Annual Meeting of the American Urological Association. We expect to schedule a Type B meeting with the FDA regarding this program in the coming months.

“We were also delighted to enter a manufacturing collaboration agreement with Cook MyoSite to facilitate Chemistry, Manufacturing, and Control documentation for LP-10 in anticipation of Lipella’s forthcoming IND application.”

Operational Highlights

●	In March 2023, Lipella created a Scientific Advisory Board in oral health to focus on the development of LP-310, the company’s product candidate for the treatment of symptomatic oral lichen planus. The five-member board is made up of a group of highly regarded experts in oral medicine.
●	In January 2023, Lipella presented successful top line results of its Phase 2a clinical trial for LP-10 in hemorrhagic cystitis at the 2023 Biotech Showcase.

Financial Highlights

●	Lipella had approximately $4.0 million in cash, cash equivalents and marketable securities as of March 31, 2023.
●	Net loss for the quarter ended March 31, 2023 was approximately $1.1 million.
●	Investors are encouraged to read the Company’s Quarterly Report on Form 10-Q when it is filed with the Securities and Exchange Commission (the “SEC”), which will contain additional details about Lipella’s financial results as of and for the period ended March 31, 2023.

ABOUT LIPELLA PHARMACEUTICALS INC.

Lipella is a clinical-stage biotechnology company focused on developing new drugs by reformulating the active agents in existing generic drugs and optimizing these reformulations for new applications. Additionally, Lipella maintains a therapeutic focus on diseases with significant, unaddressed morbidity and mortality where no approved drug therapy currently exists. Lipella completed its initial public offering in December 2022. For more information, please visit www.lipella.com or LinkedIn.

Forward-Looking Statements

This press release includes certain “forward-looking statements.” All statements, other than statements of historical fact, included in this press release regarding, among other things, our strategy, future operations, financial position, prospects, pipeline and opportunities, sources of growth, successful implementation of our proprietary technology, plans and objectives are forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “could,” “continue,” “would,” “should,” “potential,” “target,” “goal,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “predicts,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding future events and financial trends that we believe may affect among other things, our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. There are risks, uncertainties and other factors, both known and unknown, that could cause actual results to differ materially from those in the forward-looking statements which include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, and other factors. Any forward-looking statement made by us is based upon the reasonable judgment of our management at the time such statement is made and speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. In addition, the information contained in this press release is as of the date hereof, and the Company has no obligation to update such information, including in the event that such information becomes inaccurate. You should not construe the contents of this press release as legal, tax and financial advisors as to legal and related matters concerning the matters described herein.

CONTACT

Dr. Jonathan Kaufman, CEO

Lipella Pharmaceuticals

Info@Lipella.com

1-412-894-1853

Chuck Harbey

PCG Advisory

charbey@pcgadvisory.com

646.863.6341